                                                                   EXHIBIT 10.12


Agreement No. 999701000                                        September 9, 1997

Form AARSA-01
Rev. 16 (01-96)

                              Repair Services Agreement

    This Repair Services Agreement is made effective as of the        day of
September, 1997 between American Airlines, Inc., a Delaware corporation with its principal place of business at 4333 Amon Carter Blvd., Fort Worth, Texas 76155 (herein "AMERICAN" ) and Hawker Pacific Inc., a California Corporation, with its principal place of business at 11240 Sherman Way, Sun Valley, California 91352 (herein "Supplier").

                                 TERMS AND CONDITIONS

1. SERVICES. Subject to the terms and conditions of this Agreement, American agrees to purchase and Supplier agrees to provide the repair and exchange services (the "SERVICES") for the components, equipment and parts (the "ARTICLES") described in the attached EXHIBIT A as American may request from time to time. Supplier shall also perform additional services (the "ADDITIONAL SERVICES") agreed upon by the parties from time to time as evidenced by the execution of an Additional Services/Work Change Authorization, in form and scope substantially similar to the attached EXHIBIT B. For ease of drafting, Services and Additional Services are sometimes hereinafter referred to collectively as Services. The intent of the parties is that the providing of services is exclusive to Supplier subject to Supplier's performance under the contract and subject to any decision American may subsequently make to perform Services in house.

2. CHARGES. In consideration of Supplier's performance of the Services, American shall pay or cause to be paid to Supplier the charges set forth in EXHIBIT A and the amounts agreed upon in the Additional Services Authorization Form for Additional Services. No sooner than five (5) days prior to the scheduled exchange dock date, Supplier shall submit to American an invoice for the performance of the Services to the address identified in EXHIBIT A, or such other place as American may advise Supplier in writing. For unscheduled events, Supplier shall submit the invoice at the time Supplier re-fills the backorder in American's Inventory system. In addition, Supplier may submit an additional invoice for missing parts and for parts damaged by mishandling or incident, as caused by American, identified at incoming inspection or during the overhaul process. Payment to Supplier shall be made in U.S. Dollars to the address identified in EXHIBIT A, and shall be paid within thirty (30) days following American's receipt of Supplier's properly documented invoice. In the event that American in good faith disputes any invoiced amount, within thirty (30) days following receipt of the invoice, American will notify Supplier in writing of any disputed amount and submit payment for all undisputed amounts in accordance with this Section. The unpaid disputed amounts will be resolved by mutual negotiations of the parties. No payment by American shall be deemed an acceptance of the Services and American shall have the right to recover any amounts previously paid in error. Supplier shall keep full and accurate records of all costs and labor billed in connection with performance of the Services and shall make such records available for audit by American until three (3) years after the expiration or earlier termination of this Agreement. Supplier shall further ensure all subcontractors performing Services hereunder will likewise keep such records and make them available to American for audit upon request for up to three (3) years following their performance of any Service by the subcontractor.

3. TERM. The term of this Agreement (the "TERM") shall commence upon execution of this Agreement by both parties and shall, unless earlier terminated in accordance with the terms hereof, end on the date set forth in EXHIBIT A. American shall have the right to renew the term of this Agreement as described in EXHIBIT A, with the charges for the Services being subject to renegotiation for the Renewal Term. American reserves the right, in its sole and absolute discretion, to terminate this Agreement at any time with one (1) year prior written notice to Supplier in consideration of performing the Services in house. Upon expiration or earlier termination of this Agreement, Supplier shall complete all Services in process and shall protect and

THE [*] INDICATES THAT PORTIONS OF TEXT HAVE BEEN DELETED AND ARE BEING FILED UNDER SEPARATE COVER WITH THE SECURITIES EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

return all of American's property in its possession. In the event of termination of this Agreement, American shall have the first right of refusal to purchase back at a mutually agreed upon price not to exceed the Suppliers acquisition cost, any inventory acquired by the supplier from American. See list in Exhibit A.

4. SUPPLIER REPRESENTATIONS Supplier hereby represents and warrants to American the following:

    (a) Supplier is and will remain the holder of the FAA Repair Station Certificate identified in EXHIBIT A and is authorized under 14 C.F.R. Part 121/145 to perform the Services set forth herein. Supplier shall immediately notify American upon any suspension, revocation, relevant change or deletion of its FAA authorization.

    (b) Supplier has and will maintain during the term of this Agreement, a Drug Testing Program under its administration and control that has been approved by the FAA, in full compliance with FAR Part 121 Sections 121.429,
    121.455 and 121.457. Supplier shall immediately notify American of any changes to the FAA approval of its Drug Testing Program.

    (c) Supplier is duly organized and validly existing and has the power and authority to execute and deliver, and to perform its obligations under this Agreement. Supplier's execution and delivery of this Agreement and the performance of its obligations hereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certification of incorporation or by-laws (or equivalent constituent documents) or any law, regulation or contractual restriction binding on or affecting Supplier or its property.

    (c) This Agreement is Supplier's legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in law).

5. TURN TIMES. Supplier shall perform the Services within the turn times set forth in EXHIBIT A and the Additional Services within the turn times set forth in the Additional Services Authorization Form. Supplier acknowledges that time is of the essence in performance of the Services. Failure to meet the turn times will subject American to significant damages that are difficult, if not impossible, to determine under the circumstances existing at the time this Agreement is made. Accordingly, as a reasonable estimate of the minimum amount of damages American will suffer, Supplier agrees to pay American liquidated damages in an amount equal to that shown in EXHIBIT A for each day any Service is delayed beyond the scheduled redelivery date unless such delay is consented to by American in writing or results from an Excusable Delay, as defined herein. The liquidated damages provided for above are intended to establish only the minimum amount of American's damages. In addition to payment of the daily liquidated damages charges for not meeting turntimes in accordance with Exhibit A, Supplier will (when a turntime is not met) also reimburse American for reasonable costs incurred by American to support scheduled dock dates.

6. EXCUSABLE DELAYS. Supplier shall be excused from performance of the Services to the extent that such performance is delayed by reasons beyond the reasonable control of SUPPLIER (AN "EXCUSABLE DELAY"), provided the Excusable Delay is not occasioned by the fault or negligence of the Supplier. Delays associated with the delivery of the Articles to Supplier later than the fifth day after the dock date of the Aircraft shall be deemed an excusable delay. Delays by Supplier's subcontractors shall in no event be an Excusable Delay. Any Excusable Delay shall last only as long as the event remains beyond the control of the Supplier and only to the extent that it is the primary cause of the delay. Supplier shall use its best efforts to minimize the effects of any Excusable Delay and shall notify American immediately upon the occurrence of such an event. If the Excusable Delay lasts in excess of ten (10) days, American shall have the right to terminate this Agreement or employ third parties to perform the Services.

7. DELIVERY / REDELIVERY. All Articles upon which the Services are to be performed shall be delivered by American, at its sole cost and expense, to Supplier's repair facility. Articles may be accompanied by a

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return order in a form similar to the attached EXHIBIT C; provided, however, no provision of any individual return order which contains terms or conditions different from the terms and conditions of this Agreement shall be construed as a waiver, amendment or modification of this Agreement. Upon completion of the Services, Supplier shall deliver the Articles to American at AFW or any field location designated by American in the same or comparable shipping container to that in which the Articles were received by Supplier. From receipt of any Article until redelivery as provided herein, Supplier shall be fully responsible for any loss or damage to an Article. Supplier shall use any carrier designated by American and such designated carrier shall invoice American for the actual cost of such shipping.

8. PERFORMANCE STANDARDS. Supplier shall perform the Services in accordance with the relevant specifications described in EXHIBIT A. American shall have the right to change the specifications from time to time as it deems necessary; provided, however, any change affecting the cost of any parts required to perform the Services by more than [*] percent [*] or in a change of [*] percent [*] or more in the number of man-hours required to perform any Service, shall entitle Supplier to an adjustment in the charge and turn time for such Service, as agreed upon by the parties in writing. Any deviation from the specifications must have the prior written authorization of American the Additional Services/Work Authorization form.

9. FAA COMPLIANCE, Supplier warrants that Services performed hereunder will comply with all applicable laws, including without limitation, all Federal Aviation Administration ("FAA") orders or regulations and any other United States Regulatory Agency or body having jurisdiction over the Services. Supplier shall at all times meet the technical and operational requirements of an FAA Certificated Repair Station.

10. PROVISION AND MANAGEMENT OF PARTS. Except as otherwise notified by American in writing, Supplier shall provide all parts and materials necessary for the performance of the Services. Supplier shall be responsible for the timely procurement of such parts and materials to ensure completion of the Services in accordance with the terms and conditions of this Agreement. All parts used by Supplier shall be secured only from sources which can trace their origin to the manufacturer and be of a part number and modification status as listed and identified in American's applicable Illustrated Parts Catalog. Any deviation from the applicable Illustrated Parts Catalog must have written authorization via an Engineering Authorization from American's Engineering Group prior to the use of such part. Material certification slips, where applicable, shall be retained by Supplier and copies supplied with the parts upon installation. American reserves the right, at its sole discretion, to furnish to Supplier any parts or material for the performance of the Services, which parts and materials shall be delivered to Supplier by no later than the arrival at Supplier's facility of the Articles upon which the Services are to be performed. At no cost to American, Supplier shall maintain a material management organization staffed to handle the receiving, inventory, warehousing, quality control, inspection, storage, transportation, packaging, issuance and disposition of parts. In that regard, Supplier shall accumulate, store and assume full responsibility for all parts supplied by American, unserviceable recoverable parts and scrap material and shall provide American with a monthly inventory of such items. American shall give Supplier, at least quarterly, directions on the disposition of all such parts and materials.

11. MONITORING OF WORK. American shall have the unrestricted right to monitor performance of the Services in progress. For that purpose, Supplier shall permit American's agents or employees to enter Supplier's facilities when the Services are being performed. Supplier shall impose an identical requirement on any subcontractor performing Services as permitted hereunder.

Supplier shall provide office space and equipment for use by an American representative during the term of this contract.

12. RECORDKEEPING REQUIREMENTS.   Supplier shall maintain, and shall require
all its subcontractors to maintain, all records in connection with the Services as required by American or by the FAA, in a format approved by American. Supplier shall supply to American all such records, including those maintained by subcontractors, upon redelivery of Article. In particular, and not by way of limitation, Supplier shall return with each Article upon which Services are performed, a properly executed FAA Form 8130-3 Airworthiness Approval Tag, and a repair findings report.
Supplier shall also obtain and provide to American, proper approval for any repairs that require OEM or FAA substantiation.

13. USE OF SUBCONTRACTORS. Supplier may have any of the Services performed by subcontractors after first obtaining the prior written consent of American. American reserves the right to require Supplier refrain from the use of a particular subcontractor. Nothing in this Agreement shall create any contractual relationship between American and any such subcontractor and no subcontract shall relieve Supplier of its obligations hereunder should the subcontractor fail to perform in accordance with the provisions of this Agreement. American shall have no obligation to pay or to see to the payment of any moneys to any subcontractor; provided, however, American reserves the right to make payment directly to any subcontractor (or jointly to such subcontractor and Supplier) in such amount as American determines necessary to protect itself and its equipment from claims arising out of Services performed or parts provided by a subcontractor. American will notify supplier of any subcontractor's claim and will give Supplier a reasonable opportunity to cure. If Supplier fails to cure such claim, American may, but shall not be required, to pay the subcontractor's claim and reduce such payment from amounts owed to Supplier. American shall incur no liability as a result of any such payments made pursuant to this Section.

14. WARRANTIES. With respect to the Services performed for American by Supplier and any of its subtiers hereunder, Supplier warrants that the Services, excluding normal wear on seals, hoses and cables and damage due to misuse, will
(i) conform in all respects to the requirements of this Agreement, (ii) except as set forth in EXHIBIT A, be free from all defects, whether patent or latent, in materials and workmanship until the next overhaul, following redelivery of any Article upon which Services are performed, (iii) be suitable for the purposes intended whether expresses or reasonably implied, and (iv) be free and clear from all liens, charges and encumbrances of any kind whatsoever resulting from Supplier's performance of the Services. To the extent any parts are covered by any warranty made by the manufacturer or subtier suppliers of such parts, Supplier hereby assigns to American all of Supplier's right, title and interest to such warranties.

    Supplier's liability for breach of the warranties set forth above (a "DEFECT") shall be, at American's option, reservicing, repairing or replacing all or any portion of the Defect, and to the repair or replacement of any other item of equipment which has been returned to Supplier and, in the reasonable determination of American and Supplier, has suffered damages caused by the Defect in the warranted part or Services. Supplier shall further be responsible for (i) reasonable transportation charges incurred by American for return of Articles containing a Defect and any other Articles suffering damage as a result of such Defect, and (ii) the expenses incurred by American in the removal and reinstallation of any such Articles.

    At American's option, it may repair, or obtain the repair of, any Defect and any damaged Article resulting therefrom. In that event, Supplier shall reimburse American all costs and expenses incurred in connection with the repair as substantiated by American to Supplier.

15. INDEMNIFICATION. Supplier hereby releases and agrees to indemnify, defend, and hold harmless American, its parent company, subsidiaries and affiliates, and their respective officers, directors, agents and employees (collectively herein the "INDEMNIFIED PARTIES") from and against any and all liabilities, damages, losses, expenses, claims, suits or judgments (including without limitation all attorney's fees, costs, and expenses in connection therewith or incident thereto), for the death of or bodily injury to any person (including, without limitation Supplier's employees) and for the loss of, damage to or destruction of any property whatsoever in any manner arising out of the performance of the Services, except to the extent such injury, death or damage is, directly, attributable to the negligence or willful misconduct or omissions of American.

American hereby releases and agrees to indemnify, defend, and hold harmless Supplier, its parent company, subsidiaries and affiliates, and their respective officers, directors, agents and employees from any and all liabilities, damages, losses, expenses, claims, suits or judgements (including without limitation all attorney's fees, costs, and expenses in connection therewith or incident thereto), for the death of or bodily injury to any person (including, wihout limitation American's employees) and for the loss of, damage to or


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destruction of any property whatsoever in any manner arising out of the purchase of the services, but only to the extent such injury, death or damage is directly attributable to the negligence or willful misconduct or omissions of American.

16. INDEPENDENT CONTRACTOR. Supplier is an independent contractor and personnel used or supplied by Supplier in performance of this Agreement shall be and remain employees or agents of Supplier, and under no circumstances are such personnel to be considered employees or agents of American. Supplier shall have the sole responsibility for supervision and control of its personnel. Each party assumes full responsibility for any and all liability on account of bodily injury to or death of any of its own employees occurring in the course of their employment.

17. INSURANCE. Throughout the term of this Agreement, Supplier shall maintain in full force at its expense, the following insurance:

     (i). Product Liability and Completed Operations Liability Insurance, including contractual coverage in the amount not less than U.S. $[*] and shall extend for a period of three (3) years following the termination of this Agreement;

     (ii). Property Insurance covering all risks and covering all property in Supplier's custody and control in an amount at least equal to the value of American's property in Supplier's possession.

     (iii). Worker's Compensation and Employer's Liability insurance in the statutory amount required by the State where the Services are performed.

Supplier shall have its insurers provide certificates of insurance evidencing the coverages required herein, and such insurance certificates shall also include the following special provisions:

     (a).     The Indemnified Parties shall be included as additional insureds.

     (b). The insurer(s) shall accept and insure the indemnification and hold harmless provisions of Section 15.

     (c). The insurer(s) shall waive any rights of subrogation they may or could have against any of the Indemnified Parties except to the extent directly attributable to the negligence or willful misconduct or omissions of any such parties.

     (d). To the extent of Supplier's liability under this Agreement, insurance shall be primary without right of contribution from any insurance carried by the Indemnified Parties.

     (e). Such insurance shall not be invalidated with respect to any of the Indemnified Parties by any action or inaction of Supplier, and shall insure each of the Indemnified Parties regardless of any breach or violation of such policy by Supplier.

     (f). The insurer(s) will give at least thirty (30) days prior written notice to American before any adverse change in the coverage of such policies.

18. CONFIDENTIALITY. American and Supplier each agree that all information communicated to each other in connection with this Agreement will be received in strict confidence and will not be disclosed, transferred, used or otherwise made available by the party receiving such information (the "RECIPIENT") to any third party without the prior written consent of the party disclosing the information (the "DISCLOSING PARTY"). In that regard, each party agrees to exercise care that is at least equal to the care it uses to protect the confidentiality of its own confidential and proprietary information of similar importance to prevent the disclosure to outside parties or the unauthorized use of such information. This Section shall not be violated by disclosure of information which (i) at the time of disclosure is publicly available or becomes available


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through no act or omission of the Recipient, (ii) is disclosed to the Recipient by a third party which did not acquire the information under an obligation of confidentiality, (iii) can be shown by credible evidence to have already been in the possession of the Recipient at the time of disclosure hereunder, or (iv) is disclosed as required by court order or as otherwise required by law, on the condition that notice of the requirement for such disclosure is given to the Disclosing Party prior to making any disclosure and the Recipient cooperates in resisting the requirement for such disclosure as the Disclosing Party may reasonably request. In the event either party violated or threatens to violate the provisions of this Section, the other party shall be entitled to obtain from a court of competent jurisdiction preliminary or permanent injunctive relief, in addition to any other remedies available at law or in equity.

19. AMERICAN'S RIGHT TO USE DOCUMENTATION. American shall have the royalty-free right to use and disclose for the purposes of the sale, use, maintenance or lease of any of its aircraft, any written documentation or information received from Supplier which is required for use in the operation and maintenance of such aircraft. American shall also have the unlimited right to duplicate said written documentation for the purposes set forth above.

20. EVENT OF DEFAULT AND REMEDIES. The following events shall constitute non-exclusive events of default:

     (i). If either party shall fail in the performance of any of the obligations contained in this Agreement, which failure shall continue uncured for a period of thirty (30) days following written notice from the other party.

     (ii). If either party shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, composition, readjustment, liquidation or similar relief for itself under any present or future statute, law or regulation of the United States or shall seek or consent to or acquiesce in the appointment of any trustee, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

     (iii). If a petition shall be filed against either party seeking any reorganization, composition, readjustment, liquidation or similar relief under any present or future statute, law or regulation of the United States and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any trustee, receiver or liquidator of either party is appointed, which appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive).

     (iv). If any representation or warranty made by any party herein or made in any statement or certificate furnished or required hereunder, or in connection with the execution and delivery of this Agreement proves untrue in any material respect as of the date of the issuance or making thereof.

Upon the occurrence of any Event of Default, the non-defaulting party shall be entitled to terminate this Agreement in all respects and shall further be entitled to all remedies under applicable laws, which remedies shall be cumulative and not exclusive.

21. NOTICES. Unless otherwise specified by the parties, all notices, approvals, requests, consents and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when received if hand-delivered, sent by telex, sent by overnight courier or sent by United States certified or registered mail, addressed to the notices addresses set forth in EXHIBIT A, or to such other persons or addresses as may be subsequently specified by either party in writing.

22. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and assigns, but neither the rights nor the duties of either party under this

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Agreement may be voluntarily or involuntarily assigned, in whole or part, without the prior written consent of the other party.

23. CHANGE OF CONTROL. In the event of any Change of Control by the Supplier, or termination of business by Supplier, American may, at its option, exercise any or all of the following rights. Supplier shall notify American at least thirty (30) days before any such Change of Control, subject to the requirements of applicable law and American's entering into a customary Confidentiality Agreement with respect of any such disclosure. For purposes of this section, a Change of Control shall consist of: (1) the dissolution or liquidation of Supplier, (2) any reorganization, merger, or consolidation of Supplier, or any other transaction with one or more corporations or persons as a result of which thirty-five percent (35%) or more of the equity securities of Supplier is exchanged for or converted into cash or property or securities not issued by Supplier, or as a result of which there is a change in ownership of existing equity securities of Supplier or the issuances of new equity securities of Supplier (or the right or option to acquire such equity securities) which equal or exceed thirty-five percent (35%) in amount of the equity securities of Supplier outstanding immediately prior to such transaction, (3) the sale of (or agreement to sell or grant of a right or option to purchase as to) all or substantially all of the assets of Supplier to any person or entity or (4) any change in Supplier's Senior management, defined as President and CEO, Vice President, or Local Representation, during the two year period commencing on the effective date of this Agreement. In this event:

    1. American shall have the option, exercisable in its reasonable discretion, to immediately terminate this Agreement or require completion of Agreement to term upon any Change of Control of Supplier.

    2. All pricing, delivery terms and all other rights under this agreement shall be fixed, and remain in effect under the new ownership for the original term. However, American may, at its sole option, exercise two (2) additional extensions, with terms of five (5) years each, with a [*] over the prior periods pricing, effective with each renewal.
    Further, if supplier performance, as measured by American's SE-2000 Program, falls below MAP in any one or more areas, the liquidated damages in effect will be [* ]for that entire [*] and remain in effect each month until the condition is corrected.

    3. In the event of termination of business, or as a result of change of ownership the new owners decide to discontinue the manufacture of a product, or a proprietary repair service utilized by American under this contract, Supplier shall provide all rights, licenses, drawings, PMA, STC, or DER approvals, process information and equipment, so as to allow American, or such 3rd party designated by American, to continue the supply of such parts and services for use of American and its customers. American may at any time, at its sole discretion, have unrestricted use of such documentation for alternate sourcing of parts or repairs for which it contributed technical or material assistance in their development. In the event of termination of business, ownership of PMA's or repairs developed with American's technical and material assistance, will revert to American.

    4. Parts, PMA parts or repair services that were provided to American with a license/royalty fee from the OEM included in American's price, will have that fee removed if that OEM takes an ownership position as the Supplier of this Agreement.

    5. To prevent any disruption in product supply, Supplier will maintain a 6 months new parts supply for two years following the change of ownership. Shop pools for repair coverage will be increased 50% over the same period.

24. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

25. CHOICE OF FORUM. ANY SUIT, ACTION OR PROCEEDING AGAINST SUPPLIER OR AMERICAN WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF


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TEXAS, COUNTY OF TARRANT, OR IN THE UNITED STATES DISTRICT COURTS FOR THE
NORTHERN DISTRICT OF TEXAS, AND SUPPLIER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING. SUPPLIER FURTHER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF TARRANT AND THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

26. MERGER. This Agreement sets forth the entire agreement of the parties and shall supersede any previously executed agreements or oral understandings between the parties or any representations, claims or other statements not contained herein which relate to the subject matter of this Agreement.

27. SAVINGS CLAUSE. If any provision of this Agreement is declared unlawful or unenforceable as a result of final administrative, legislative or judicial action, the parties agree that this Agreement shall be deemed to be amended to conform with the requirements of such action and that all other provisions herein shall remain in full force and effect.

28. WAIVER CLAUSE. No failure or delay by either party in requiring strict performance of this Agreement and no previous waiver or forbearance of the terms of this Agreement by a party hereto and no course of dealing, shall in any way be construed as a waiver or continuing waiver of any provision of this Agreement.

29. SURVIVAL. Notwithstanding anything herein to the contrary, Sections 2, 14, 15, 17, 18, 19, 24, and 25 shall survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the American and Supplier have entered into this Agreement effective as of the date set forth above.

HAWKER PACIFIC, INC                              AMERICAN AIRLINES, INC.

By:/s/ Brian Carr                                By:  /s/ John R. MacLean
   -------------------------                          -------------------------
Name:  Brian Carr                                Name: John R. MacLean
     -----------------------                          -------------------------
Title: Vice President, LGBU                      Title: V P Purchasing
      ----------------------                          -------------------------
Date: 11 Sept. 97                                Date: 9/29/97
     -----------------------                          -------------------------

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                                      EXHIBIT A
                                          TO
                              REPAIR SERVICES AGREEMENT
                                PERFORMANCE STANDARDS


   DESCRIPTION
1. OF SERVICES               ARTICLES                                 PART NO.                CHARGES
   -----------               --------                                 --------                -------
A.  Landing Gear Overhaul    B757 Landing                             Various               $    [*]
                             Gear Shipset                                                     (FFP - Incl.
                             1 each - includes                                                scrappage)
                             below listed
                             components.

B.  Component Overhaul -     Trim Cylinder                            161N0001-113          $   [*]
    Individual component     Steering Actuators                       275N1211-2            $   [*]
    offload - shipped        Steering Valve                           3800014-106           $   [*]
    separately               MLG Torque Link                          161N1501-3            $   [*]
                             RH MLG Assy                              654N0241-4            $   [*]
                             LH MLG Assy                              654N0241-3            $   [*]
                             NLG Assy                                 654N0242-1            $   [*]
                             RH MLG Side Strut                        161N0001-144          $   [*]
                             LH MLG Side Strut                        161N0001-143          $   [*]
                             RH MLG Side Strut                        161N001-124           $   [*]
                             LH MLG Side Strut                        161N001-123           $   [*]
                             NLG Drag Strut                           161N0001-104          $   [*]
                             MLG Truck Assy                           161N1601-7            $   [*]
                             RH MLG Reaction Link                     161N2301-8            $   [*]
                             LH MLG Reaction Link                     161N2301-7            $   [*]
                             NLG Steering Collar                      162N1146-4/-3         $   [*]
                             MLG Tow Fitting                          161N1621-1            $   [*]
                             NLG Drag Fwd Link                        1623101-1             $   [*]
                             NLG Drag Aft Unk                         162N3101-10           $   [*]
                             NLG Upper Torsion Link                   162N1132-7            $   [*]
                             NLG Lower Torsion Link                   1621134-7             $   [*]
                             MLG Stabilizer Link                      161N2517-1            $   [*]
                             MLG Side Support Link                    161N2401-1            $   [*]
                             MLG Trunnion Link                        161N1401-7            $   [*]
                             NLG Lower Drag Strut                     162N2201-1            $   [*]
                             NLG Upper Drag Strut                     162N2101-1            $   [*]


2. CHARGES. Prices established above are not to exceed prices and include all labor and material. No additional charges will be allowed except for those outlined in the Repair Services Agreement, paragraph 2.

Supplier shall invoice American for missing parts and parts damaged by mishandling or incident, as caused by American, at Supplier's acquisition cost plus [*] handling per line item and not to exceed $[*] per line item.

Check and Repair charges shall be billed at an hourly rate of $[*] and material will be billed at acquisition cost plus [*] handling per line item and not to exceed $[*] per line item.

Supplier agrees that the price(s) on the Product(s) items purchased hereunder will be no higher than those extended to other customers for like items and quantities. Furthermore, Supplier agrees that if, at any time subsequent to the date of the execution this agreement, Supplier sells or contracts to sell to any customer other than the United States Government or other goverments for non-commercial use, any product(s) purchased hereunder for delivery during or before any month in which that Product(s) is scheduled to be delivered to American, at a basic price which is lower than the price of the Product(s) delivered to American in the same calendar year, Seller will adjust the price of the product(s) purchased by American to the amount of such lower price.

3. COST REDUCTION. Supplier and American shall work to reduce the overall cost for overhauling the Landing Gear. To this, American will review all Supplier developed initiatives for applicability to American's fleet and if accepted will incorporate the change/s into the appropriate ESQ. The Supplier and American will review the cost savings and reduce American's overhaul charge an amount equal to [*] of the savings generated.

4.  TURNTIMES.

    A. LANDING GEAR SHIPSETS. American commits to have the off gear delivered to Supplier's facility by the fifth calendar day after the actual "dock in date" of the aircraft requiring gear change. Supplier commits to return an overhauled gear, fully assembled and ready for installation, to American's facility at Alliance Fort Worth (AFW) for its use five (5) calendar days prior to the scheduled "dock in date" of the next aircraft. No time period from "dock in date" of aircraft requiring gear change to "dock in date" of next aircraft will be less than 42 calendar days.

    B. COMPONENTS. All turn times for the components listed in Exhibit A, 1.B., will be 35 days. Turn times shall be measured in calendar days from the receipt of the component and accompanying Repair Order at Supplier's facility until the receipt of the component back at American.

5. DOCK DATES. The Landing Gear removal and installation schedule is soley determined by American's B757 Aircraft Main Base Visit (MBV) Dock Plan. This
schedule is flexible and subject to change over time. American will provide the MBV Dock Plan on a quarterly basis and whenever it it revised. The "dock in date" is the date the B757 aircraft is introduced at American's facility at AFW.

6. SUPPLIER FURNISHED MATERIAL. Supplier is required to provide a detail list of material furnished to complete the Assembly for each of the Overhauls.

7. ENGINEERING SPECIFICATIONS. All work shall be accomplished in accordance with American Airlines Engineering Specification Order.

8.  INVOICE ADDRESS               PAYMENT ADDRESS
    ---------------               ---------------

    American Airlines, Inc.       Hawker Pacific, Inc.
    P.O. Box 582839, MD 788       File #54993
    Tulsa, OK 74158-2839          Los Angeles, CA 90074-4993

9. TERM. The term of the Agreement shall upon the complete execution of the Agreement and continue until June 30, 2005. American shall have the right to renew the term of the Agreement, at its option, for an additional term of one year by providing written notice to Supplier prior to expiration of the original term of this Agreement.

10. SUPPLIER FAA REPAIR STATION CERTIFICATE

    Location                 Cert. No.
    Sun Valley, CA           RJ3R817L

11. LIQUIDATED DAMAGES.

    A. LANDING GEAR SHIPSETS: $[*] each day delinquent.

    B. COMPONENTS: [*] percent [*] of the total repair cost each day delinquent up to a maximum of [*] percent [*] of the total repair cost.

12. FOB POINT. Sun Valley, CA

13. WARRANTY PERIOD. The period of Warranty shall be "Time between Overhaul"
(TBO) on all items, excluding normal wear on seals, hoses, cables, and damage due to misuse. Items determined by American's Engineering as "0n Condition" shall have a 24 month Warranty period.

14. NOTICE ADDRESS

    If to American:                         If To Supplier:

    Managing Director Purchasing            President and CEO
    American Airlines, Inc.                 Hawker Pacific, Inc.
    Maintenance and Engineering Center      11240 Sherman Way
    Mail Drop 534                           Sun Valley, CA 91352
    3800 N. Mingo Road
    Tulsa, OK 74151-2809

15. INVENTORY PURCHASE. Supplier shall purchase from American, in cash or certified funds, the following inventory at the prices shown below. This inventory is to be used in support of American's landing gear requirements and in the event of termination of this agreement, American shall have the first right of refusal to purchase back at a mutually agreed upon price not to exceed the prices shown below.

    A. PAYMENT TERMS. Supplier shall issue a purchase order for American's new or "0" timed overhauled inventory for $[*], and shall issue a payment to American in the amount of $[*] on the signing of this Agreement. The Supplier shall issue a payment for the remaining sum
$[*] at the time of delivery of the first gear shipset to Supplier.

      CPN               PRIME MPN             PURCHASE QTY       EXTENDED PRICE
      ---               ---------             ------------       --------------

    GEA5309             654N0241-4                    1            $     [*]
    GEA5310             654N0241-3                    1            $     [*]
    GEA5311             654N0242-1                    1            $     [*]
    STR5104             161N0001-144                  1            $     [*]
    STR5105             161N0001-143                  1            $     [*]
    STR5104             161N0001-124                  1            $     [*]
    STR5105             161N0001-123                  1            $     [*]
    STR5106             161N0001-104                  1            $     [*]
    TRU5004             161N1601-7                    1            $     [*]
    PIS5011             162N1101-21                   1            $     [*]
    PIS5012             161N1220-3                    1            $     [*]
    LIN5348             161N2301-8                    1            $     [*]
    LIN5349             161N2301-7                    1            $     [*]
    COL1005             12N1146-4OR3                  2            $     [*]
    FIT1779             161N1621-1                    1            $     [*]
    LIN1243             162N3101-1                    3            $     [*]
    LIN1244             162N3103-10                   3            $     [*]
    LIN1245             162N1132-7                    3            $     [*]
    LIN1246             162N113-7                     3            $     [*]
    LIN1247             161 N2517-1                   5            $     [*]
    LIN1248             161N2401-1                    3            $     [*]
    LIN1249             161N1401-7                    3            $     [*]
    STR1066             162N2201-1                    2            $     [*]
    STR1067             162N2101-1                    2            $     [*]
    ACT6174             161N0001-113                  10           $     [*]
    ACT6156             275N1211-2                    12           $     [*]
    VAL5766             3800014-106                   3            $     [*]
                                                                   ----------
                                                      TOTAL        $     [*]

16. INVENTORY FIELD ALLOCATION. Supplier shall place in American's inventory, to support field operations, the following inventory as directed by American's Inventory Control. This requirement will vary over the course of the contract due to aircraft utilization. This in no way alleviates the supplier of the responsibility to maintain an adequate inventory to meet American's field requirements.


CPN      MPN                      DESCRIPTION              QTY  LOCATION
---      ---                      -----------              ---  ---------
GEA5309  654N0241-4               RH MLG ASSY              1    HPI (Hawker Pacific)
GEA5310  654N0241-3               LH MLG ASSY              1    HPI
GEA5311  654N0242-1               NLG ASSY                 1    HPI
STR5104  161N0001-144             RH MLG SIDE STRUT        1    HPI
STR5105  161N0001-143             LH MLG SIDE STRUT        1    HPI
STR5104  161N001-124              RH MLG SIDE STRUT        1    AFW
STR5105  161N001-123              LH MLG SIDE STRUT        1    AFW
STR5106  161N0001-104             NLG DRAG STRUT           1    HPI
TRU5004  161N1601-7               MLG TRUCK ASSY           1    AFW
LIN5348  161N2301-8               RH MLG REACTION LINK     1    AFW
LIN5349  161N2301-7               LH MLG REACTION LINK     1    AFW
COL1005  162N1146-4/-3            NLG STEERING COLLAR      2    AFW - 2
FIT1779  161N1621-1               MLG TOW FITTING          1    DFW
LIN1243  1623101-1                NLG DRAG FWD LINK        3    DFW - 1   MIA - 1   SNA - 1
LIN1244  162N3101-10              NLG DRAG AFT LINK        3    DFW - 1   MIA - 1   SNA - 1
LIN1245  162N1132-7               NLG UPPER TORSION LINK   3    DFW - 1   JFK - 1   MIA - 1
LIN1246  1621134-7                NLG LOWER TORSION LINK   3    DFW - 1   MIA - 1   SNA - 1
LIN1247  161N2517-1               MLG STABILIZER LINK      5    DFW - 1   MIA - 1   SNA - 1    HPI - 2
LIN1248  161N2401-1               MLG SIDE SUPPORT LINK    3    DFW - 1   MIA - 1   SNA - 1
LIN1249  161N1401-7               MLG TRUNNION LINK        3    DFW - 1   MIA - 1   ORD - 1
STR1066  162N2201-1               NLG LOWER DRAG STRUT     4    AFW - 3   HPI - 1
STR1067  162N2101-1               NLG UPPER DRAG SUPP.     2    AFW - 1   HPI - 1
ACT6174  161N0001-113             MLG TRIM CYLINDER        10   AFW - 1   JFK - 1   LGA - 1    DCA - 1
                                                                DFW - 2   MIA - 1   ORD - 1    SJC - 1
                                                                SNA - 1
ACT6156  275N1211-2               NLG STEERING ACTUATOR    12   AFW - 2   JFK - 1   LGA - 1    MIA - 1
                                                                DFW - 3   SNA - 1   PHL - 1    DCA - 1
                                                                ORD - 1
VAL5766  3800014-106              NLG STRNG METERING ACT   3    DFW - 1   MIA - 1   SNA - 1


17. AOG SUPPORT. Supplier shall be responsible for providing 24 hour AOG support for American's Boeing 757 Landing Gear fleet. AOG support shall not be considered an excusable delay for meeting turn times.

18. COMPONENT OFFLOAD. Supplier will utilize American as a sub-contractor to provide repair services for the MLG Trim Cylinder, P/N 161N0001-113, NLG Steering Actuator, P/N 275N1211-2 and NLG Steering Metering Actuator, P/N 3800014-106. American shall retain this work for the duration of the agreement provided American maintains a minimum performance level, mutually established by the Supplier and American. Standards shall be established to assure American does not impact the Supplier's obligation under this agreement for supplying a B757 Landing Gear shipset to American. If American does not fulfill its requirements on the delivery performance this will be deemed an excusable delay on the specific Landing Gear that the parts were scheduled for installation and will, at the Suppliers option, be cause for resourcing the work to another Supplier.

                   ADDITIONAL SERVICES / WORK CHANGE AUTHORIZATION

Date:                   Number:

In accordance with the terms and conditions of the Repair Services Agreement dated ____________ between American Airlines, Inc. and the Supplier listed below, the following Additional Services/Changes are hereby authorized:

Additional Services/Change Authorized



Specifications

Current Scheduling Impact: Yes ___  No___

Turn Time or Scheduling Delay





Warranty, if different than provided under the Agreement


Charges





APPROVED AND AUTHORIZED BY:__________________
    American Airlines

APPROVED AND AUTHORIZED BY:___________________
    Hawker Pacific